UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     September 15, 2014________________

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35930	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 WESTON PARKWAY, SUITE 400 CARY, NORTH CAROLINA	27513
(Address of principal executive offices)	(Zip Code)

(919) 677-3900
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

 ITEM 7.01    Regulation FD Disclosure

On September 15, 2014, Ply Gem Industries, Inc. (the “Company”), a wholly-owned subsidiary of Ply Gem Holdings, Inc. (the “Registrant”), commenced an offering of $150.0 million aggregate principal amount of its 6.50% senior notes due 2022 (the “New Notes”), subject to market and other conditions. The New Notes will be issued under the same indenture that governs the Company’s $500.0 million aggregate principal amount of 6.50% senior notes due 2022 that were issued on January 30, 2014.

The Company intends to use the net proceeds from the New Notes and cash on hand to fund the Company’s purchase of all the issued and outstanding shares of common stock of Fortune Brands Windows, Inc., a Delaware corporation (“Simonton”) for a purchase price of $130.0 million (the “Simonton Acquisition”), to pay fees and expenses in connection with the offering of the New Notes and the Simonton Acquisition and, with respect to any remaining amounts, for general corporate purposes, including the repayment of indebtedness under the Company’s senior secured asset-based revolving credit facility. The offering of the New Notes is subject to successful marketing and other conditions, including the satisfaction or waiver of all conditions to the closing of the Simonton Acquisition, and there can be no assurance that the Company will issue the New Notes as described or at all.
The Company is also reaffirming its guidance provided in August 2014 that it expects adjusted EBITDA for the third quarter of 2014 to be in the range of $50.0 million to $55.0 million based on the U.S. housing market and repair and remodeling market. This guidance is not a guarantee of future performance and involves certain risks and uncertainties which are difficult to predict. Therefore, actual results may differ materially from what is forecast. Because certain income statement items needed to calculate net income (loss) vary from quarter to quarter, the Company is unable to provide projections of net income (loss) or a reconciliation of projected adjusted EBITDA to projected net income (loss).
The Registrant is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information and the information attached to this Current Report on Form 8-K as Exhibit 99.1, which information is incorporated by reference herein. This information, certain of which has not been previously reported, is excerpted from a preliminary confidential offering circular that is being disseminated in connection with the offering of the New Notes described above.
The New Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The New Notes will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement, an applicable exemption from registration requirements or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws. This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
The Registrant is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Certain statements made in these materials may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the Registrant’s filings with the Securities and Exchange Commission, including, without limitation, its most recent Annual and Quarterly Reports on Form 10-K and Form 10-Q. Many of these factors are outside of the Registrant’s control and all of these factors are difficult or impossible to predict accurately. The Registrant undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being filed herewith, and is furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Disclosure in connection with the distribution of the preliminary confidential offering circular for $150.0 million aggregate principal amount of 6.50% senior notes due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 15, 2014

PLY GEM HOLDINGS, INC.

By: /s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Disclosure in connection with the distribution of the preliminary confidential offering circular for $150.0 million aggregate principal amount of 6.50% senior notes due 2022.